UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (“HealthSouth” or the “Company”) will host an open house and presentation at its newly built 40-bed inpatient rehabilitation hospital in Loudoun County, Virginia on June 9, 2010. The Company will distribute to attendees a copy of the handout attached to this Current Report on Form 8-K as Exhibit 99.1. The handout addresses, among other things, the Company’s strategy, financial performance, and development process as well as information related to the new hospital, such as market dynamics and the clinical information system pilot project. The handout is available at http://investor.healthsouth.com by clicking on an available link.

In the handout attached to this Current Report on Form 8-K as Exhibit 99.1, the Company provides the following brief update on operational performance as of June 9, 2010:

Good performance through May

•	Volume: solid in April, softened in May, appears to be rebounding in June;

•	Expenses: continue to be aggressively managed; and

•	Pricing: favorable year-over-year trend.

In the handout, the Company also notes that it began integration of the newly acquired Desert Canyon Rehabilitation Hospital on June 1, 2010 and that the newly built hospital in Loudoun County will begin accepting patients in mid-June 2010.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Note Regarding Presentation of Non-GAAP Financial Measures

The handout references the Company’s Adjusted Consolidated EBITDA, a non-GAAP financial measure. The Company continues to believe Adjusted Consolidated EBITDA as defined in its credit agreement is a measure of its ability to service its debt and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”). These covenants are material terms of the credit agreement, and the credit agreement represents a substantial portion of the Company’s capitalization. Non-compliance with these financial covenants under the credit agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the credit agreement, allows the Company to add back to or subtract from consolidated net income unusual non-cash or non-recurring items. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) amounts related to discontinued operations and closed locations, (3) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation and support matters discussed in Note 22, Settlements, and Note 23, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2009 Form 10-K and Note 8, Contingencies, to the condensed consolidated financial statements included in Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 (the “March 2010 Form 10-Q”), (4) stock-based compensation expense, (5) net investment and other income (including interest income), and (6) fees associated with the Company’s divestiture activities.

In accordance with the credit agreement, the Company is allowed to add certain other items to the calculation of Adjusted Consolidated EBITDA, and there may also be certain other deductions required. This includes the interest income associated with income tax recoveries, as discussed in Note 19, Income Taxes, to the consolidated financial statements included in the 2009 Form 10-K. In addition, the Company is allowed to add non-recurring cash gains, such as the cash proceeds from the UBS Settlement (see Note 22, Settlements, to the consolidated financial statements included in the 2009 Form 10-K) to the calculation of Adjusted Consolidated EBITDA. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from Adjusted Consolidated EBITDA presented herein and included in the handout attached as Exhibit 99.1.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income, which reconciliation is set forth in the handout attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2009 Form 10-K.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Consolidated EBITDA

	Three Months Ended		Year Ended	Year Ended
	March 31,		December 31,	December 31,
	2010	2009	2009	2008

Net cash provided by operating activities	$84.8	$183.1	$406.1	$227.2
Provision for doubtful accounts	(6.9)	(7.8)	(33.1)	(27.0)
Professional fees-accounting, tax, and legal	2.9	4.8	8.8	44.4
Interest expense and amortization of debt
discounts and fees	30.5	34.4	125.8	159.5
UBS Settlement proceeds, gross	-	(100.0)	(100.0)	-
Equity in net income of nonconsolidated affiliates	2.6	2.5	4.6	10.6
Net income attributable to noncontrolling
interests in continuing operations	(9.8)	(8.3)	(33.4)	(29.8)
Amortization of debt discounts and fees	(1.7)	(1.6)	(6.6)	(6.5)
Distributions from nonconsolidated affiliates	(2.1)	(1.5)	(8.6)	(10.9)
Current portion of income tax expense (benefit)	2.1	(0.3)	(7.3)	(73.8)
Change in assets and liabilities	0.7	(9.0)	0.8	53.1
Change in government, class action, and
related settlements liability	0.8	1.7	11.2	7.4
Other operating cash used in (provided by)
discontinued operations	2.2	0.5	13.5	(11.4)
Other	0.3	(0.1)	1.2	(1.6)
Adjusted Consolidated EBITDA	$106.4	$98.4	$383.0	$341.2

For the three months ended March 31, 2010, net cash used in investing activities was $26.2 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and an increase in restricted cash offset by proceeds from the sale of a hospital in Baton Rouge, Louisiana. Net cash used in financing activities during the three months ended March 31, 2010 was $22.7 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and net debt payments.

For the three months ended March 31, 2009, net cash used in investing activities was $30.2 million and resulted primarily from capital expenditures and net settlement payments related to an interest rate swap. Net cash used in financing activities during the three months ended March 31, 2009 was $94.4 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s convertible perpetual preferred stock.

For the year ended December 31, 2009, net cash used in investing activities was $133.0 million and resulted primarily from capital expenditures and net settlement payments related to interest rate swaps. Net cash used in financing activities during the year ended December 31, 2009 was $224.3 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

For the year ended December 31, 2008, net cash used in investing activities was $40.0 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap offset by proceeds from asset disposals, including the Company’s corporate campus. Net cash used in financing activities during the year ended December 31, 2008 was $176.0 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock, offset by proceeds from the issuance of common stock.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the handout attached as Exhibit 99.1 includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the handout.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in this Current Report on Form 8-K or the handout as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the 2009 Form 10-K, the March 2010 Form 10-Q, and other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1	Handout of HealthSouth Corporation used in connection with the June 9, 2010 open house and presentation at its new inpatient rehabilitation hospital in Loudoun County, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ DOUGLAS E. COLTHARP
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief Financial Officer

Dated: June 9, 2010